                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this Registration Statement.

                                       /s/ J. Rick Maloy, C.P.A.
                                       -------------------------
                                       J. RICK MALOY, C.P.A.

Orlando, Florida
August 13, 1998